Exhibit 10.14

Gogoro Energy Network (Cayman), Taiwan Branch

NT$7,200,000,000 Syndicated Credit Facility

First Addendum to Syndicated Credit Facility

KPMG Law Firm

61F, No. 7, Section 5, Xinyi Road, Xinyi District, Taipei City

<Confidential – Execution Version>

First Addendum to Syndicated Credit Facility

This First Addendum to the Syndicated Credit Facility (hereinafter this “First Addendum”) is signed by the following parties on January 14, 2020:

(1)

Gogoro Network (Cayman), Taiwan Branch (English company name changed pursuant to change of its parent’s name), incorporated in accordance with the laws of the Republic of China (Taiwan), with its principal business address at No. 33, Dinghu Road, Dahua Village, Guishan District, Taoyuan City (hereinafter the “Borrower”, or, in relation to commercial paper issued in accordance with this Agreement, the “Issuer”); Gogoro Energy (the Borrower’s Parent, previously named Gogoro Energy Network);

(2)

Gogoro Inc., a company organized and incorporated in accordance with the laws of the Cayman Islands, with its registered address at 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands (hereinafter the “Corporate Guarantor”);

Mr. Hok-Sum Horace Luke (passport no.: 642430562), with his residential address at 11F., Building C, No. 225, Sec. 2, Chang’an E. Rd., Songshan Dist., Taipei City, Taiwan (R.O.C.) (hereinafter the “Personal Guarantor”; together with the Corporate Guarantor, hereinafter individually or collectively, the “Guarantor”);

(3)

Mega International Commercial Bank Co., Ltd., acting as the agent for the management of credit facility procedures and various security interests under this Agreement (referred to in such capacity as the “Agent”); and

(4)

Mega International Commercial Bank Co., Ltd., Mega Bills, Finance Co., Ltd., Taiwan Cooperative Bank Ltd., Taiwan Business Bank, Ltd., First Commercial Bank Co., Ltd., Chang Hwa Commercial Bank, Ltd., China Bills Finance Corporation, Grand Bills Finance Corporation, International Bills Finance Corporation, Taishin International Bank Co., Ltd., E.SUN Commercial Bank, Ltd., Taipei Fubon Commercial Bank Co., Ltd., Bank SinoPac, EnTie Commercial Bank, Taiwan Shin Kong Commercial Bank Co., Ltd., Far Eastern International Bank, Co., Ltd., Ta Ching Bills Finance Corporation and Taiwan Cooperative Bills Finance Corporation (hereinafter individually a “Syndicated Bank”, or collectively the “Banking Syndicate”).

Whereas, in order to repay the outstanding amount of the 2016 Syndicated Loan, to purchase batteries for electric vehicles and to enrich working capital, the Borrower signed a Syndicated Credit Facility Agreement of NT$7,200,000,000 with financial institutions under the Banking Syndicate on March 28, 2019 (hereinafter the “Original Credit Facility Agreement”, the Original Credit Facility Agreement and this First Addendum hereinafter collectively, the “Credit Facility Agreement” or this “Credit Facility”);

Whereas, the Borrower filed an application with the Agent to amend certain terms and conditions of the Original Credit Facility Agreement, for which the Agent has acquired written consent by Resolution of Majority Syndicated Banks in accordance with Article 13, paragraph 2 of the Original Credit Facility Agreement, and the parties wish to amend certain terms and conditions of the Original Credit Facility Agreement and for the Agent to sign this First Addendum with the Borrower and the Guarantor on behalf of the Banking Syndicate;

Therefore, the parties have agreed to below terms and conditions:

Article 1 Definitions

Unless otherwise expressly provided in this First Addendum, all terms, terminology, definitions and interpretations in the Original Credit Facility Agreement apply to this First Addendum.

Article 2 Financial Covenants

The parties agree to amend provisions about financial covenants under Article 9, paragraph 3, subparagraph (2) of the Original Credit Facility Agreement and to apply them to the review of all 2019 and subsequent financial reports. Such subparagraph is amended as follows:

“(2) Debt ratio [(total debt – leasing debt) / shareholder equity]: ≤ 230%.”

The rest of the Article remains unchanged and continues to be valid.

Article 3 Costs

All costs incurred from the negotiation and signature of this First Addendum shall be borne by the Borrower, including but not limited to attorney’s costs, signature costs and other relevant costs. If the Agent advances any amount, such amount shall be immediately reimbursed by the Borrower.

Article 4 Continued Guarantee

The Guarantor agrees to continue providing its guarantee for all indebtedness owed by the Borrower under the Credit Facility Agreement in accordance with Article 7 and other relevant provisions of the Original Credit Facility Agreement, to bear joint liability together with the Borrower and to provide joint-and-several guarantee to the Banking Syndicate.

Article 5 Declarations, Warranties and Undertakings

Unless otherwise provided in this First Addendum, the Borrower and the Guarantor agree to continue the same declarations, warranties and undertakings under Articles 8 and 9 of the Original Credit Facility Agreement and other relevant agreements.

Article 6 Effective Date and Agreement Integrity

This First Addendum takes effect from the date of its signature and constitutes and shall be deemed an integral part of the Credit Facility Agreement. Unless otherwise provided in this First Addendum, all provisions of the Original Credit Facility Agreement and its attachments shall continue to be valid and binding on all parties to the Credit Facility Agreement. In case of conflict between provisions of the Original Credit Facility Agreement and this First Addendum, the provisions of this Addendum shall prevail.

Article 7 Authorized Signature

For the purpose of this First Addendum, in accordance with Article 13, paragraph 2 of the Original Credit Facility Agreement, the Agent has signed this First Addendum and shall handle relevant matters on behalf of each Syndicated Bank. This First Addendum is valid to the full Banking syndicate.

Article 8 Copies

This First Addendum is made in 22 original copies. Each of the Borrower, the Guarantor, each Syndicated Bank and the Agent shall hold one copy. There may be multiple duplicate copies.

The parties hereby declare that they have reviewed all the above terms and conditions during a reasonable period and have signed this First Addendum through their respective authorized persons or representatives on the date first indicated above.

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Borrower and Issuer:

Gogoro Network (Cayman), Taiwan Branch

Representative: Pang, Ching-Lun

Gogoro Energy Network

Representative: Director Hok-Sum Horace Luke

Guarantor:

Gogoro Inc.

Representative: Director Hok-Sum Horace Luke

Guarantor:

Hok-Sum Horace Luke

Passport No.: 642430562

Address: 11F., Building C, No. 225, Sec. 2, Chang’an E. Rd., Songshan Dist., Taipei City, Taiwan (R.O.C.)

Agent and Representative of Banking Syndicate:

Mega International Commercial Bank Co., Ltd.

Authorized Signatory:

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